Exhibit 10.2

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) made as of the 7th day of May, 2013, between American Locker Security Systems, Inc, (“Seller”) with offices at 2701 Regent Blvd., Suite 200, DFW Airport, Texas 75261 and USPS mailing address at PO Box 169, Coppell, Texas 75019-0169, and Michael W. Young on behalf of an entity to be formed, or his permitted assigns (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller is the owner of the real property, and improvements thereon, and all other interests as may be held or controlled by Seller, commonly known as 16 Martha Street, Ellicottville, New York, SBL 55.036-2-36 being more particularly described in Exhibit A attached hereto (the “Property”).

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein made, the parties agree as follows:

1.	Definitions

1.1	Closing shall mean the closing of title to the Property at the time and place set forth in the Agreement.

1.2	Deed shall mean the statutory form of bargain and sale deed to be executed and delivered by Seller pursuant to the terms of the Agreement.

1.3	Due Diligence Period shall mean 75 days from the date of this Agreement.

2.	Agreement to Sell and Convey. Seller agrees to sell and the Purchaser agrees to purchase from Seller the Property, on the terms and subject to the conditions set forth in this Agreement.

3.	Purchase Price and Payment.

(A)	Purchase Price. The purchase price is two-hundred twenty-five thousand and 00/100 ($225,000.00) (“Purchase Price”). The Purchase Price shall be payable as follows:

(i)	$15,000,00 Deposit; and

(ii)	Balance in cash or immediately available funds payable to Seller.

(B)	Payment. The Purchase Price shall be paid by Purchaser to Seller in certified funds at the consummation of the transactions contemplated by this Agreement (the “Closing”), subject to closing adjustments and credits as provided for in Section 4 of this Agreement.

(C)	Escrow Deposit. For the purpose of securing the performance of Purchaser under the terms and provisions of this Agreement, Purchaser will deposit Fifteen Thousand Dollars and 00/100 ($15,000.00) with the Title Insurance Company (hereinafter defined) (the “Deposit”) within five (5) days of execution of this Agreement by Seiler and Purchaser. At Closing, the Deposit and all interest thereon, if any, shall be made available to the Seller, and the Deposit and interest, if any, shall be credited against the Purchase Price.

4. Adjustments And Credits At Closing. There shall be prorated and adjusted, as of 12:00 midnight prior to the date of Closing all ad valorem taxes and assessments. The intent of the prorations and adjustments provided for herein is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through the date of Closing, and Purchaser shall bear all such expenses and receive all such income accruing thereafter. Purchaser will accept title to the Property subject to, and will pay, all ad valorem taxes and assessments accruing after closing.

5.	Pre-Closing Conditions To Purchaser’s Obligations.

(A)	Conditions. This Agreement, and Purchaser’s obligations under this Agreement, are contingent on the following:

(i)	Investigations. During the Due Diligence Period, Purchaser shall have conducted such other investigations, inspections, examinations, tests, and reviews, as Purchaser deems appropriate and subject to the terms of this Agreement, with respect to the Property, and the results of all such investigations, inspections, examinations, tests, and reviews are acceptable to Purchaser in its sole discretion.

(ii)	All Representations of Seller. All representations and warranties of Seller in this Agreement being true and correct in all material respects at the time of Closing, and there shall have been no breach by the Seller in the performance of any of the covenants or obligations of Seller under this Agreement.

(iii)	No Cancellation of This Agreement. This Agreement not being canceled pursuant to any of the terms, conditions or provisions of this Agreement.

(B)

Right To Enter Premises and Conduct Testing. During the Due Diligence Period, Seller shall allow Purchaser, and Purchaser’s agents and such others as Purchaser may designate from time to time, after advance notice, access to the entire Property at reasonable times, and at no additional cost to Seller, to conduct all such inspections, examinations, tests, reviews and investigations Purchaser deems necessary or desirable; provided, however, that (i) any such inspections or examinations shall be made at Purchaser’s sole cost and expense, (ii) no invasive testing, including but not limited to, a Phase II Environmental Assessment, may be performed without the prior written consent of Seller, which is may withhold in its sole and absolute discretion, provided however that Purchaser shall be authorized to take soil samples in areas identified by Purchaser as having an historic connection to activities that are considered recognized environmental conditions and (iii) the results or reports of any of Purchaser’s inspections or examinations shall not be disclosed to or delivered to Seller, and provided that Purchaser shall be responsible for the repair of any damage, and restoration of the Property, caused or necessary as a result of Purchaser’s investigation pursuant to this Agreement, and Purchaser shall indemnify and hold Seller harmless for any damages to the Property or any injury to any person caused by such inspection, such agreement to survive any termination of this Agreement.

(C)	Waiver of Contingencies The contingencies set forth in Paragraph 5(A) of this Agreement are for the sole benefit of Purchaser and any one or more or all of said contingencies may be waived, in writing, by Purchaser at any time.

(D)	Cancellation of Contract. Purchaser may terminate this contract in its sole and absolute discretion, by giving written notice of termination to Seller on or before the end of the Due Diligence period, In the event the Purchaser terminates this Agreement, the Deposit and all interest thereon shall be returned to the Purchaser; provided, however, that if Purchaser fails to terminate this Agreement on or before 60 days from the date of this Agreement, one-half of the Deposit ($7,500.00) shall be non-refundable. Failure to terminate this agreement on or before the end of the Due Diligence period shall result in a waiver of the contingencies. If the contingencies set forth in Paragraph 5(A) of this Agreement have been satisfied or waived by Purchaser by the end of the Due Diligence Period, the Deposit and all interest thereon shall become non-refundable and credited against the Purchase Price. Notwithstanding the foregoing, in the event that the Seller is in breach of any covenant, condition, warranty or representation set forth in this Agreement, the Purchaser may cancel this Agreement and the Deposit and all interest thereon shall be refunded to the Purchaser as its sole and absolute remedy.

(E)	No Waiver of Rights. Seller agrees that nothing in this Paragraph 5 of this Agreement, and no inspection, examination, test, review or investigation conducted by or on behalf of Purchaser, shall be deemed a limitation or waiver of any right or remedy available to Purchaser, under this Agreement, pursuant to any statute, under common law, or in equity, should Purchaser not elect to terminate this Agreement.

6.	Representations of Seller. Seller represents and warrants to Purchaser that:

(A)	Marketable Title. Seller, shall at the time of closing have good and marketable title to the Property, in fee simple, free and clear of all mortgages, liens, options, rights of first refusal, encumbrances, leases, tenancies, security interests, covenants, conditions, restrictions, rights-of-way, easements, judgments and other matters affecting title to the Property except for the Permitted Exceptions (hereinafter defined).

(B)	Contracts. The Property is not subject to any purchase contract or right of another of any kind affecting or relating to the ownership or use of the Property.

(C)	Adverse Claims. There are no adverse claims, asserted or which may be asserted, affecting Seller’s ownership, or otherwise affecting the use or enjoyment of the Property, including, but not limited to, any such claim for adverse possession.

(D)	No Litigation. There is no litigation, proceeding or investigation, pending or threatened, against or affecting Seller or the Property that might affect or relate to the validity of this Agreement or the transactions contemplated by this Agreement.

(E)	No Adverse Actions Or Conditions. There are no existing or pending orders of any court or regulatory body, whether or not entered by consent, with respect to the Property. Seller has no information or knowledge of any change contemplated in any applicable law, ordinance, or restriction, or of any judicial or administrative action taken or threatened, or of any action taken or threatened by any adjacent landowner, or of any natural or artificial condition upon the Property, which would prevent, limit, impede, or render more costly Purchaser’s use of the Property; provided, however, that Seller has knowledge of a complaint from the city with respect to damage to the retaining wall along the creek and Buyer acknowledges and accepts the Property subject thereto.

(F)	Condemnation. There is no condemnation proceeding or sale in lieu thereof, pending, or to Seller’s knowledge, threatened or contemplated, which would affect all or any portion of the Property.

(G)	Current Zoning. Seller has no knowledge of any pending application or proceeding to change or otherwise affect the current zoning of the Property and, Seller has received no notice that the present state or condition of the Property or improvements currently situate thereon are not currently in full compliance with restrictive covenants and all existing statutes, ordinances, regulations, and/or other administrative enactments.

(H)

Commitments To Governmental Authorities. No commitments have been made to any governmental authority, utility company, school board, church or other religious body, or any homeowners or homeowners’ association, or to any other organization, group or individual, relating to the Property which would impose an obligation upon the Purchaser or its successors or assigns to make any contribution or dedications of money or land or to construct, install, or maintain any improvements of a public or private nature on or off the Property, or which restricts the use of the Property, and Seller has no knowledge that any governmental authority has imposed any requirement that any owner of the Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with any operation of the Property or any part thereof, except for any regular or nondiscriminatory local real estate or school taxes assessed against the Property.

(I)	Parties in Possession. Except for Seller, there are no parties in possession of any portion of the Property, and there are no lessees, occupants under any operating agreement, tenants at sufferance or trespassers.

(J)	Insurance Notices. No notice has been given by any insurance company which has issued a policy with respect to any portions of the Property or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations, or other work which has not been complied with.

(K)	Organization. Seller is a Texas corporation duly organized and existing, in good standing under the laws of Texas, and has the power to own its properties and to carry on its business as presently conducted. Seller is qualified to do business under the laws of the State of New York.

(L)	Authority. The execution, delivery and performance of this Agreement by Seller has been duly authorized and approved by all requisite action on the part of Seller. This Agreement constitutes, the deed and such other agreements and instruments, when duly executed and delivered by Seller will constitute, valid and binding obligations of Seller enforceable in accordance with their respective terms, except as limited by laws affecting creditors’ rights generally and by the discretion of a court to order specific performance.

(M)	Accurate Information. All representations made under this Section 6 are true and correct, and the information provided and to be provided by Seller to Purchaser relating to this Agreement does not and will not contain any statement which, at the time it is made, is false or misleading with respect to any material fact or omits to state any material fact (which is known, or in the exercise of reasonable diligence by Seller, should have been known) necessary in order to make any statement contained therein not false or misleading in any material respect.

(N)	Survival of Representations. The representations and warranties of Seller set forth in this Article 6 shall survive the Closing of the transaction contemplated in this Agreement for a period of six (6) months from and after the Closing Date.

(O)

AS-IS, WHERE IS and WITH ALL FAULTS. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS CONDUCTED (OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD) ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN THE SPECIFIC MATTERS REPRESENTED IN SECTION 6 OR IN THE DEED DELIVERED BY SELLER TO PURCHASER AT CLOSING, WHICH EXCEPTIONS APPLY TO ALL OF THE PROVISIONS OF THIS SECTION, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION, WARRANTY OR STATEMENT OF SELLER OR ANY OF SELLER’S AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS, WARRANTIES OR STATEMENTS HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OF ITS AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY, STATEMENTS OR ASSURANCE WHATSOEVER TO PURCHASER AND NO WARRANTIES, REPRESENTATIONS, STATEMENTS OR ASSURANCES OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO THE PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY (G) THE COMPLIANCE OR LACK THEREOF OF THE PROPERTY WITH GOVERNMENTAL LAWS, (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERED OR REQUIREMENTS, AND/OR (I) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS ON, AT, UNDER OR ADJACENT TO THE PROPERTY, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and the other types of interests contemplated to be sold hereunder, and that it is relying on its own expertise and that of Purchaser’s consultants in purchasing the Property. Prior to the expiration of the Due Diligence Period, Purchaser will have conducted such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller or any of its affiliates, or any of their respective partners, members, owners, officers, directors, employees, agents, representatives or attorneys. Purchaser acknowledges that all information obtained by Seller was obtained from a variety of sources and Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Seller’s Records or other such information heretofore or hereafter furnished to Purchaser. Subject to the other terms hereof, upon Closing, Purchaser will assume the risk and waives any rights against Seller, Seller’s affiliates, representatives, officers, directors and attorneys that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser further hereby and waives any rights against Seller, Seller’s affiliates, representatives, officers, directors and attorneys and assumes the risk of changes after Closing with respect to the environmental condition of the Property and in applicable environmental laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property, Purchaser acknowledges and agrees that upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept the Property, “AS IS, WHERE IS,” with all faults. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, any affiliate of Seller, or any agent of Seller or its affiliates, except as provided herein. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein or in the documents to be delivered by Seller to Purchaser at Closing or herein. Purchaser acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. The term “Seller’s knowledge,” or words of similar import as used in this Section 6, means the actual (as opposed to constructive or imputed) knowledge solely of Scott Turner, without any additional inquiry. Such individual is named in this Section 6 solely for purposes of establishing the scope of Seller’s knowledge. Such individual will not be deemed to be parties to this Agreement or to have made any representations or warranties hereunder, and no recourse will be had to such individuals for any of the Seller’s representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals).

7.	Title Search, Survey

(A)	Title Search. Within twenty (20) days of the date of this Agreement, Seller shall provide Purchase and Purchaser’s attorney a tax and title search which covers the Property only, to be fully guaranteed by a title insurance corporation licensed under Article 64 of the Title Insurance Law (the “Title Insurance Company”), which includes a search of the first set-out of said title search being the first recorded source of title in the Erie County Clerk’s Office and the last continuation of said title search being dated after the date of this Agreement (the “Title Search”). Seller shall also provide local tax certificates where not covered by the Title Search (the “Tax Certificates”)

(B)	Survey. Within twenty (20) days of the date of this Agreement, Purchaser may at its sole cost and expense obtain a survey map of the Property showing the Property and the location of all buildings, other structures, improvements and other physical conditions on or affecting the Property, prepared by a professional who is licensed or otherwise authorized under the New York Education Law to practice land surveying in accordance with the standards established by the Erie County Bar Association), dated after the date of this Agreement, certified to Purchaser and any Title Insurance Company insuring the title to the Property (the “Survey”).

8.	Status of Title and Deed.

(A)	Quality of Title. At Closing, Seller shall convey to Purchaser good and marketable title to the Property in fee simple, free and clear of all liens, claims and encumbrances, subject only to the Permitted Exceptions (hereinafter defined).

(B)	Title Objections. Purchaser’s attorney shall, within ten (10) days of receipt of the Title Search send to Seller’s attorney a notification of all defects, liens and encumbrances to Seller’s title to the Property to which Purchaser objects (the “Title Defects”). Seller may (but is not obligated), at Seller’s expense, cure the Title Defects. Within twenty (20) says of receipt of the notification of the Title Defects, Seller’s attorney shall respond to such notification as to which Title Defects Seller is willing to cure, and any such title defect that Seller is not willing or able to cure shall be a “Permitted Exception”. If Purchaser is not satisfied with any Permitted Exception, then within twenty (20) days after Seller’s response notice, Purchaser may elect to either accept the Property subject to Permitted Exceptions or terminate this Agreement. Failure by Purchaser to respond within such twenty (20) days shall be deemed an acceptance of the Permitted Exceptions. If the Purchaser cancels this Agreement pursuant to this paragraph, the Deposit and all interest thereon shall be returned to the Purchaser.

(C)	Deed. The Property shall be conveyed by Seller to Purchaser by a statutory form Bargain and Sale Deed, with lien covenant, using a legal description approved by Purchaser’s attorney, and otherwise being in form and substance reasonably satisfactory to Purchaser’s attorney (the “Deed”).

9.	Covenants of Seller.

(A)	Acts Affecting Property. Seller will refrain from (i) performing any material grading or excavation, construction or removal of any material improvements, or making any other material change or improvement upon or about the Property; (ii) creating or incurring, or suffering to exist, any mortgage, lien, pledge, or other encumbrances in any way affecting the Property that will not be satisfied at Closing; (iii) entering into any new lease, rental agreement or operating agreement affecting any part of the Property; and (iv) committing any waste or nuisance upon the Property, all without the prior written approval of Purchaser, with no obligation of Purchaser to give such approval.

(B)	Payment of Taxes and Assessments. Seller shall pay in full all real estate and school taxes, all water and sewer charges, and all installments for special assessments against the Property, due and payable prior to the Closing Date (as hereinafter defined).

(C)	Furnishing of Information. Within ten (10) days after the date of this Agreement, Seller shall deliver or cause to be delivered to Purchaser, at Seller’s cost and expense, the following information and documentation in the Seller’s possession with respect to the Property:

(i)	A complete copy of all certificates of occupancy, licenses, permits, authorizations, and approvals required by law and issued by all governmental authorities having jurisdiction

(ii)	A complete copy of each bill for current real estate and school taxes and assessments, water charges and sewer charges, together with proof of payment thereof.

(iii)	A complete copy of all non-confidential appraisals and environmental audit reports, any environmental test reports or in the event none are in the Seller’s possession, confirmation of the same.

10.	Closing.

(A)	Closing Date. The Closing shall take place fifteen (15) days after the completion of the Due Diligence Period, or on such other date as Purchaser and Seller mutually agree (the “Closing Date”).

(B)	Seller’s Obligations at Closing. At the Closing Seller shall:

(i)	Execute, acknowledge, and deliver to Purchaser the Deed in recordable form together with any forms, confirmations, certificates or authorities as may be required for Purchaser to have the Deed recorded with the Clerk of the County

(ii)	Execute and deliver such other material, certificates, instruments and documents, in form and content satisfactory to Purchaser, which may be necessary or desirable to complete the transactions contemplated by this Agreement.

(iii)	Deliver to Purchaser all keys to all locks on the Property and deliver to Purchaser possession of the Property, in broom clean condition, with all personal property removed, including but not limited to all drums, solvents and other stored materials.

(C)	Purchaser’s Obligations at Closing. Subject to the terms, conditions and provisions of this Agreement, and contemporaneously with the performance by Seller of its obligations set forth in Section 10(B), at the Closing, Purchaser shall deliver to Seller a cashier’s or certified check in the amount of the Purchase Price subject to the prorations set forth in Section 4.

11.	Closing Costs

(A)	To Be Paid By Seller. In addition to any other cost or expense to be paid by Seller as provided under this Agreement, Seller shall pay the following costs and expenses in connection with the Closing:

(i)	The cost of continuing the Title Search to the date of Closing and the title policy issued by the Title Insurance Company (provided however that any endorsements to the base policy shall be paid by Purchaser);

(ii)	The New York State and Cattaraugus County transfer taxes imposed upon the conveyance of real property which is payable in connection with the transfer by Seller to Purchaser of the Property upon the recording of the Deed;

(iii)	Fees for filing or recording any other document, instrument or certificate which may be necessary to cure or provide affirmative coverage for any Title Defect agreed to be cured by Seller; and

(iv)	Legal and accounting fees, costs and expenses incurred by Seller in connection with the negotiation, preparation and closing of this Agreement.

(B)	To Be Paid By Purchaser. In addition to any other cost or expense to be paid by Purchaser as provided under this Agreement, Purchaser shall pay the following costs and expenses in connection with the Closing:

(i)	The cost of recording the Deed;

(ii)	The cost of recording the Real Property Transfer Report;

(iii)	Legal, financing and accounting fees, costs and expenses incurred by Purchaser in connection with the negotiation, preparation and closing of this Agreement, the cost of any endorsements to the title policy issued by the Title Insurance Company.

12.	Default.

(A) Default by Seller. In the event that Seller shall fail to consummate this Agreement following a breach of this Agreement by Seller, Purchaser shall be entitled, as its sole and exclusive remedy, at law or in equity, to; (a) waive such default and proceed with Closing, or (b) terminate this Agreement, which shall entitle Purchaser to a refund of the Deposit, including any interest thereon.

(B) Default by Purchaser. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES SUFFERED BY SELLER AS A RESULT OF PURCHASER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE RETENTION BY SELLER OF THE DEPOSIT AS PROVIDED FOR IN THIS SECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE AND THE RETENTION THEREOF SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY; PROVIDED, HOWEVER THAT THIS PROVISION WILL NOT WAIVE OR AFFECT PURCHASER’S INDEMNITY OBLIGATIONS AND/OR REPAIR OR RESTORATION OBLIGATIONS AND SELLER’S RIGHTS TO THOSE INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, PURCHASER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DAMAGES THAT SELLER WOULD SUFFER IN THE EVENT THAT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS EQUAL TO THE DEPOSIT PAID BY PURCHASER TO SELLER (WHICH INCLUDES ANY ACCRUED INTEREST THEREON). UPON DEFAULT BY PURCHASER, THIS AGREEMENT WILL BE TERMINATED, AND, EXCEPT FOR PURCHASER’S INDEMNITY AND OTHER SPECIFIC OBLIGATIONS REFERRED TO HEREIN WHICH MAY BE ENFORCED BY SELLER, NEITHER PARTY WILL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER EXCEPT FOR THE RIGHT OF SELLER TO RETAIN THE DEPOSIT.

13.	Risk of Loss by Condemnation, or Casualty.

(A)	Risk of Loss. The obligations of the parties in the event of any loss, damage or destruction shall be governed by General Obligation Law Section 5-1311.

(B)	Seller agrees to maintain, or caused to be maintained, existing fire and extended coverage insurance on the Property until the Closing.

14.	Intentionally deleted.

15.	Cancellation of This Agreement. Any cancellation of this Agreement made pursuant to any provision of this Agreement shall be made by written notice by the canceling party to the other party. Prior to the expiration of the Due Diligence Period, if this Agreement is canceled, the Deposit, and all interest earned thereon, shall be returned to Purchaser within 3 business days after such cancellation and neither party shall have any further rights under this Agreement.

16.	Broker’s Commission. Seller and Purchaser agree that no broker brought about this Agreement. Seller will indemnify and hold Purchaser harmless for any commission claimed due any broker, realtor or any other person or entity arising out of this Agreement.

17.	Notices. Any notice to be given or to be served upon any party hereto, in connection with this Agreement, must be in writing, and shall be given either by certified or registered mail, return receipt requested, and shall be deemed to have been given and received on the second business day following the date when a certified or registered letter containing such notice, properly addressed, with postage prepaid is deposited in the United States Mails. Such notices shall be given to the parties hereto at the following addresses:

a)	If to Seller:

American Locker Security Systems, Inc.

P.O. Box 169

Coppell, TX 75019-0169

With a copy simultaneously sent to:

Hallett & Perrin, P.C.

1445 Ross Avenue

Suite 2400

Dallas, Texas 75202

Attention: Michael Franklin

b)	If to Purchaser:

Michael W. Young

2 Main Street

Depew, New York 14043

With a copy simultaneously sent to:

Robert E. Knoer, Esq.

The Knoer Group, PLLC

424 Main Street, Suite 1820

Buffalo, New York 14202

Any party hereto may, at any time by giving five (5) days’ written notice to the other party hereto, in the manner designated by this Paragraph 17 of this Agreement, designate any other address in substitution of the foregoing address to which such notice shall be given and other parties to whom copies of all notices hereunder shall be sent.

18.	Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

19.	Third Parties; Assignment. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement. Purchaser’s interest under this Agreement may not be assigned, encumbered or otherwise transferred whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of Seller; provided, however, that Seller hereby consents to an assignment of this Agreement, and Purchaser may assign this Agreement, to an entity at least fifty-one percent (51%) owned or controlled by Purchaser, provided, that Purchaser provide Seller written notice of such assignment at least three (3) days prior to the Closing Date.

20.	Headings. The article, section, paragraph and other headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21.	Gender. As used herein, each of the masculine, feminine, and neuter genders and both the singular and plural shall be deemed to include the other.

22.	Intentionally deleted.

23.	No Waiver. No delay or omission on the part of either party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

24.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

25.	Amendment and Waiver. This Agreement may only be amended or modified by an instrument in writing executed by the party or parties to be charged therewith.

26.	Entire Agreement. This Agreement, together with the exhibits and schedules and the other writings referred to herein or to be delivered hereafter, constitutes the entire agreement between the parties with respect to the subject matter hereof, and there are no prior agreements, understandings, representations or warranties other than those set forth in this Agreement or such exhibits, schedules or other writings.

27.

Execution in Counterparts. This Agreement and any amendments or modifications to this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement or amendment, as applicable. To facilitate execution of this Agreement or any such amendments or modifications, the parties may execute and exchange by telephonic facsimile or computer email pdf counterparts of the signature pages of this Agreement or any such amendments or modifications

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written even though as a matter of convenience it may be executed on a different day or days.

SELLER:			PURCHASER:

American Locker Security Systems, Inc.			Michael W. Young

By:			By:
	Name:	Anthony B. Johnston	Michael W. Young on behalf of an entity to be formed,
	Title:	Chairman & CEO

SCHEDULE A

DESCRIPTION OF REAL PROPERTY

[To be attached]

EXHIBIT A

LEGAL DESCRIPTION

Parcel I:

ALL THAT TRACT OR PARCEL OF LAND, situate in the Village of Ellicottville, County of Cattaraugus and State of New York, distinguished by being part of Lot Number 32, in Township Number 4 in the Sixth Range of Townships of the Holland Land Company’s Survey and bounded as follows:

BEGINNING at a point in the center of Martha Street at the intersection with the west bounds of the Buffalo, Rochester and Pittsburgh Railroad Company’s land; thence southerly along the line of the said railroad to lands of John Wulff; thence west along said Wulff’s line to the Great Valley Creek; thence northerly along the east bank of the Great Valley Creek to the center of Martha Street; thence easterly along the center of Martha Street to the place of beginning, containing more or less.

THE premises described in Parcel I hereof is the same premises conveyed to The Borden Company by Borden’s Food Products Company, Inc. as Parcel 12 by deed dated January 4, 1936; recorded in the Cattaraugus County Clerk’s Office in Book No 354 of Deeds at page 135.

Parcel II:

ALL THAT TRACT OR PARCEL OF LAND, situate in the Village of Ellicottville, County of Cattaraugus and State of New York, distinguished by being part of Lot Number 32, in Township Number 4 in Range 6 of the Holland Land Company’s Survey, bounded as follows:

NORTH by a line parallel to the south bounds of said lot, at the distance of 28 chains and 50 links north therefrom, 2 chains, 70 links; easterly by the westerly bounds of the Buffalo, Rochester and Pittsburgh Railway Company, 6 chains, 14 links; south by a line parallel to the first mentioned bound, 4 chains, 40 links, westerly by the Great Valley Creek, containing 2 acres be the same more or less.

THE premises described in Parcel II hereof is the same premises conveyed to The Borden Company by Borden’s Food Products Company, Inc. as Parcel 14 by deed dated January 4, 1936; recorded in the Cattaraugus County Clerk’s Office in Book No. 354 of Deeds at page 135.

Parcel III:

ALL THAT TRACT OR PARCEL OF LAND, situate in said Village distinguished as being a part of said lot, in said township and range, bounded as follows:

BEGINNING at the southeast comer of the lands last above described, and running thence southerly along the westerly bounds of said railroad company’s land, 240 feet; thence northwesterly to a point in the south bounds of lands above described, which point is 80 feet westerly from the westerly bounds of said Railroad Company’s lands; thence along the south bounds of land above described, 80 feet to the place of beginning, containing 1/4 of an acre be the same more or less.

EXCEPTING and reserving from this Parcel III above a right-of-way, 3 rods wide across the same to the lands of John Wulff and also to the public in case a street is laid out across said land (the above exception being the same as contained in the deed from John Wulff and wife dated September 27, 1902, and this conveyance being also subject to the agreement to maintain a crossing over the railroad as therein stated).

3

THE premises described in Parcel III hereof is the same premises conveyed to The Borden Company by Borden’s Food Products Company, Inc. as Parcel 15 by Deed dated January 4, 1936; recorded in the Cattaraugus County Clerk’s Office in Book No. 354 of Deeds at page 135.

Parcel IV:

ALL THAT TRACT OR PARCEL OF LAND, situate in the Village and Town of Ellicottville, County of Cattaraugus and State of New York, distinguished by being part of Lot Number 32, in the fourth Township and 6th Range of townships of the Holland Land Company’s Survey, bounded as follows:

BEGINNING at a point in Wulff Avenue in said Village, in the southerly bounds of land formerly of The Borden Company, at the distance of 80 feet westerly from the westerly bounds of the original line of the Buffalo, Rochester & Pittsburgh Railroad (as measured on a line at right angles with Jefferson Street in said Village); thence southerly, along the westerly ends of the ties of the switch leading to and used by condensary, 111 feet in a straight line, to a point that is westerly, 37 feet, as measured at right angles with Jefferson Street, from said westerly bounds of said railroad company’s lands, and to the northeastern comer of lands now or formerly of Ellicottville Manufacturing Company; thence westerly and at right angles with Jefferson Street, 109 feet to the northwesterly comer of lands of said Ellicottville Manufacturing Company; thence, northerly, on a line parallel with Jefferson Street, about 140 feet, to the southerly line of land formerly of The Borden Company; thence easterly along the southerly bounds of land formerly of The Borden Company, about 54 feet and 6 inches, to the place of beginning be the same more or less.

THE premises described in Parcel IV hereof is the same premises conveyed to The Borden Company by Borden’s Food Products Company, Inc. as Parcel 16 by deed dated January 1, 1936; recorded in the Cattaraugus County Clerk’s Office in Book No. 354 of Deeds at page 135.

EXCEPTING from the above described parcels those portions conveyed to:

a)	The Village of Ellicottville in Liber 418 of Deeds at page 340 on May 14, 1947;

b)	Burrell Cutlery Company, Inc. in Liber 567 of Deeds at page 40 on December 5, 1956 and

c)	County of Cattaraugus in Liber 966 of Deeds at page 1155 on July 22, 1997.

The above described parcels being and intending to be the same premises as depicted on the Cattaraugus County Tax Map as tax parcel No. 55.036-2-36

4

FIRST AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”), dated as of this 22nd day of July, 2013, is made and entered into by and between American Locker Security Systems, Inc., a Delaware corporation (“Seller”), and Michael W. Young, on behalf of an entity to be formed, or his assigns (“Purchaser”).

RECITALS:

WHEREAS, Purchaser and Seller entered into that certain Purchase and Sale Agreement dated effective as of May 7, 2013 (the “Agreement”); and

WHEREAS, Seller and Purchaser have agreed to enter into this First Amendment to set forth their agreement regarding the matters set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree to the following:

1. Terms. All capitalized terms which are used in this First Amendment, but not defined herein, shall have the same meanings as ascribed thereto in the Agreement.

2. Reduction to Purchase Price. The Purchase Price of the Property is hereby reduced from $225,000.00 to $212,500.00.

3. Assumption of Repairs to Wall. Purchaser reaffirms that, at Closing, it shall assume payment and responsibility for all necessary repairs to the retaining wall as further described in Section 6(E) of the Agreement.

4. Agreement Ratified. In all other respects, except as otherwise provided by this First Amendment, the undersigned hereby ratify and confirm the Agreement which remains in full force and effect.

5. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original and all of said counterparts shall constitute but one and the same instrument. Facsimile or electronic signatures shall be accepted as if original.

[REMAINDER OF PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of the date first set forth above.

SELLER:	American Locker Security Systems, Inc., a Delaware corporation

By:
	Name:	Anthony B. Johnston
	Title:	Chairman & CEO

PURCHASER:	Michael W. Young, on behalf of an entity to be formed

By:
	Name:	Michael W. Young